EXHIBIT 21

                        SUBSIDIARIES OF CORVU CORPORATION

NAME                                    STATE/JURISDICTION OF INCORPORATION/
                                        ORGANIZATION
CorVu North America, Inc.               Minnesota, USA

CorVu Software Marketing, Inc.          Minnesota, USA

CorVu Latin America, Inc.               Minnesota, USA

CorVu Plc                               England

CorVu Australasia Pty. Ltd.             Australia
     CorVu Asia Limited                 China
     CorVu Asia Pacific Pte Limited     Singapore